Exhibit 99.2

CONSENT OF HOVDE GROUP, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Commercial Bancshares, Inc. (“CBI”), as Exhibit 99.1 to the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 filed on the date hereof (the “Registration Statement”) relating to the proposed merger of Kingwood Merger Sub, Inc., with and into CBI, with CBI surviving as a wholly-owned subsidiary of First Financial Bankshares, Inc., and to the references to such opinion and the quotation or summarization of such opinion contained therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

HOVDE GROUP, LLC

November 8, 2017